UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2014, Grandparents.com, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Elimination (the “Series A Certificate of Elimination “) with respect to the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and a Certificate of Elimination (the “Series B Certificate of Elimination “) with respect to the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which, effective upon filing, eliminated from the Company’s Second Amended and Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designation with respect to the Company’s Series A Preferred Stock and all matters set forth in the Certificate of Designation with respect to the Company’s Series B Preferred Stock, respectively. No shares of the Series A Preferred Stock or Series B Preferred Stock were issued and outstanding at the time of the filing of the Series A Certificate of Elimination and Series B Certificate of Elimination, respectively. Copies of the Series A Certificate of Elimination and Series B Certificate of Elimination are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.03 by reference.

On March 4, 2014, the Company filed a Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the elimination of the Series A Preferred Stock and Series B Preferred Stock described above, and, as described in the Company’s Information Statement on Schedule 14C dated February 10, 2014, to increase the number of authorized shares of the Company’s common stock and to otherwise restate and integrate the certificate of incorporation of the Company as previously restated, amended and supplemented. The Third Amended and Restated Certificate of Incorporation is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Elimination with respect to the Company’s Series A Preferred Stock
3.2	Certificate of Elimination with respect to the Company’s Series B Preferred Stock
3.3	Third Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2014	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman/Co-Chief Executive Officer